EXHIBIT 21

                                                                 State or other
                                                                 Jurisdiction of
        Subsidiaries                                             Incorporation
        ------------                                             -------------
        Cedar Corporation                                        Nevada
        Cedro de Mexico, S.A. de C.V.                            Mexico
        Condor Power Supplies de Mexico, S.A. de C.V.            Mexico
        Condor D.C. Power Supplies, Inc.                         California
        Condor Holdings, Inc.                                    Delaware
        Elektro-Metall Export GmbH(K)                            Germany
        Elektro-Metall Paks KFT(K)                               Hungary
        Industrias SL, S.A. de C.V.                              Mexico
        PDQ Corporation (a)                                      New Jersey
        RFL Electronics, Inc.                                    Delaware
        SL Ameritech Plastics, Inc.                              New York
        SL Auburn, Inc. (b)                                      New York
        SL Delaware, Inc.                                        Delaware
        SL Delaware Holdings, Inc.                               Delaware
        SL Holdings GmbH & Co. KG                            Germany
        SL Industries Deutschland GmbH (c)                       Germany
        SL Industries Holding GmbH (d)                           Germany
        SL Industries Vertrieb GmbH                              Germany
        SL International (FSC), Inc. (e)                         Barbados
        SL Surface Technologies, Inc. (f)                        New Jersey
        SL Montevideo Technology, Inc.                           Minnesota
        SL Piping Systems, Inc. (g)                              Delaware
        SLW Holdings, Inc. (h)                                   New Jersey
        Teal Electronics Corporation                             California
        Waber de Mexico, S.A. de C.V. (i)                        Mexico
        Waber Power  LTD (j)                                     Connecticut

All of the  Company's  current  subsidiaries  are  included in the  consolidated financial statements for the year ended December 31, 2002.

(a)  Closed October 23, 2000.
(b)  Certain  net assets  disposed  on May 1, 1997 and real  estate  disposed on
     August 18,  2002.

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(c)  Closed  July 31,  2000.
(d)  Closed  July 31, 2000.
(e)  Closed November 30, 2001.
(f)  Formerly SL Modern Hard Chrome, Inc.
(g)  Closed on December 31, 1999.
(h)  Certain net assets  disposed on August 29,  2001,  and name changed from SL
     Waber, Inc. on September 10, 2001.
(i)  Sold August 29, 2001.
(j)  Formerly SL Electrostatic Technology, Inc.
(k) Sold January 6, 2003.

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